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                                                                   EXHIBIT 10.33

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

         This Non-Competition and Non-Solicitation Agreement (the "Agreement"), made as of the 1st day of April, 1998, is entered into by and between ECC International Corp., a Delaware corporation with its principal place of business at 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087 (hereinafter referred to collectively with its subsidiaries as the "Company"), and George W. Murphy, residing at 907 Ivycroft Road, Wayne, Pennsylvania 19087 ("Murphy").

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

         1.       NON-COMPETITION.

                  (a) During the term of this Agreement, Murphy will not directly or indirectly:

                           (i)      as an individual proprietor, partner,
stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company, including, without limitation, advanced technology simulators and trainers used to support military weapons systems; or

                           (ii)     solicit, divert or take away, or attempt to
divert or to take away, the business or patronage of any of the clients, customers or accounts of the Company, or prospective clients, customers or accounts, of the Company that are known to him.

                  (b) If Murphy violates the provisions of Section 1(a), he shall continue to be bound by the restrictions set forth in Section 1(a) until a period of five years has expired without any violation of such provisions.




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         2.       NON-SOLICITATION.

                  (a) During the term of this Agreement, Murphy will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company.

                  (b) If Murphy violates the provisions of Section 2(a), he shall continue to be bound by the restrictions set forth in Section 2(a) until a period of five years has expired without any violation of such provisions.

         3. CONSIDERATION. In consideration of the covenants and obligations of Murphy herein contained, the Company shall pay to Murphy cash payments of $12,500 per quarter, payable in arrears on the last day of each calendar quarter until the quarter ending March 31, 2003. Payment for any partial quarter shall be prorated.

         4. DEATH. Notwithstanding any other provision of this Agreement, if Murphy dies during the term of this Agreement and prior to April 1, 2003, Murphy's spouse at the time of death ("Spouse") shall be entitled to receive the cash payments set forth in Section 3 above until the earlier to occur of (i) April 1, 2003 and (ii) Spouse's death.

         5.       MISCELLANEOUS.

                  (a) NO CONFLICT. Murphy represents that the execution and performance by him of this Agreement does not and will not conflict with or breach the terms of any other agreement by which he is bound.

                  (b) NOT EMPLOYMENT CONTRACT. Murphy acknowledges that this Agreement does not constitute a contract of employment.

                  (c) INTERPRETATION. If any restriction set forth in Sections 1 or 2 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (d) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) WAIVER OF RIGHTS. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only


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in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                  (f) EQUITABLE REMEDIES. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by Murphy to be reasonable for such purpose. Murphy agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, Murphy agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

                  (g) ASSIGNABILITY. The Company may assign this Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Company.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within Delaware), and the Company and Murphy each consents to the jurisdiction of such a court.

         MURPHY ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

                                             ECC INTERNATIONAL CORP.


                                             By: /s/ Merrill A. McPeak
                                                 -------------------------------
                                             Name: Merrill A. McPeak
                                             Title: Chairman of the Board


                                             /s/ George W. Murphy
                                             -----------------------------------
                                             George W. Murphy



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